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                                                                   EXHIBIT 23.4




                                                         PAULI & COMPANY
                                                           INCORPORATED
                                                 -------------------------------
                                                        7777 BONHOMME AVENUE
                                                   ST. LOUIS, MISSOUR 63105-1926
                                                      TELEPHONE: 314-726-4300
                                                      FACSIMILE: 314-863-3300



October 2, 1996

MAIC HOLDINGS, INC.
100 Brookwood Place
Birmingham, AL 35209

MOMED Holding Co.
8630 Delmar Boulevard
Suite 100
St. Louis, MO 63124

Gentlemen:

We consent to the reference to our firm in the Proxy Statement and Prospectus included in the Registration Statement on Form S-4 of MAIC Holdings, Inc. in the section entitled "SUMMARY OF PROXY STATEMENT" under the caption: "Opinion of MOMED Financial Advisor;" and in the section entitled "THE MERGER" under the caption: "Opinion of MOMED Financial Advisor."

                                           PAULI & COMPANY, INCORPORATED


                                           /s/ Chris H. Pauli
                                           ------------------------------------
                                           Chris H. Pauli
                                           President